UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 952-0200 x 6259

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, AssuranceAmerica Corporation a Nevada corporation (together with its affiliated companies, the “Company”), entered into an Executive Employment Agreement (“Agreement”) with Mr. Guy Millner, CEO and Chairman of the Company. In the event the Company terminates Mr. Millner’s employment without cause (as defined in the agreement) or Mr. Millner retires, the Company will pay Mr. Millner thirty-six (36) months base salary and reimburse him for his COBRA premiums for up to thirty-six (36) months. In addition, if such termination occurs within twenty-four (24) months of a change in control of the Company, all options fully vest but must be exercised within 30 days of the date of termination and the Company will pay Mr. Millner thirty-six (36) months base salary and bonus and reimburse him for his COBRA for up to thirty-six (36) months. The Company will also provide up to $125,000 per year for office space and administrative support. The obligations to pay post termination compensation are conditioned upon Mr. Millner’s execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.

On March 24, 2011, AssuranceAmerica Corporation a Nevada corporation (together with its affiliated companies, the “Company”), entered into an Executive Employment Agreement (“Agreement”) with Mr. Joseph Skruck, President of AssuranceAmerica Managing General Agency, LLC and Chief Operating Officer of the Company which replaces his prior agreement dated March 3, 2006. In the event the Company terminates Mr. Skruck’s employment without cause (as defined in the agreement), the Company will pay Mr. Skruck eighteen (18) months base salary and reimburse him for his COBRA premiums for up to eighteen (18) months. In addition, if such termination occurs within 24 months of a change in control of the Company, all options fully vest but must be exercised within 30 days of the date of termination and the Company will pay Mr. Skruck twenty-four (24) months base salary and bonus and reimburse him for his COBRA premiums for up to twenty-four (24) months. The obligations to pay post termination compensation are conditioned upon Mr. Skruck’s execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.

On March 24, 2011, AssuranceAmerica Corporation a Nevada corporation (together with its affiliated companies, the “Company”), entered into an Executive Employment Agreement (“Agreement”) with Mr. Mark H. Hain, Executive Vice President, Secretary, and General Counsel of the Company which replaces his prior agreement dated November 20, 2007. In the event the Company terminates Mr. Hain’s employment without cause (as defined in the agreement), the Company will pay Mr. Hain eighteen (18) months base salary and reimburse him for his COBRA premiums for up to eighteen (18) months. In addition, if such termination occurs within 24 months of a change in control of the Company, all options fully vest but must be exercised within 30 days of the date of termination and the Company will pay Mr. Hain twenty-four (24) months base salary and bonus and reimburse him for his COBRA premiums for up to twenty-four (24) months. The obligations to pay post termination compensation are conditioned upon Mr. Hain’s execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

4.1	Executive Employment Agreement – Guy Millner

4.2	Executive Employment Agreement – Joseph Skruck

4.3	Executive Employment Agreement – Mark Hain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2011	ASSURANCEAMERICA CORPORATION

	By:	/s/ Mark H. Hain
Mark H. Hain, Executive Vice President, Secretary, and General Counsel